EXHIBITS 5.1 and 23.2

OPINION OF DAVIS POLK & WARDWELL LLP

June 10, 2011

Pandora Media, Inc.

2101 Webster Street, Suite 1650

Oakland, California 94612

Ladies and Gentlemen:

Pandora Media, Inc., a Delaware corporation (the “Company”), has filed with the Securities and Exchange Commission a Registration Statement on Form S-1 (the “Registration Statement”) for the purpose of registering under the Securities Act of 1933, as amended (the “Securities Act”), up to 16,886,600 shares of its common stock, par value $0.0001 per share, of which up to 8,203,282 shares will be sold by the Company (the “Primary Securities”), which includes 2,202,600 shares subject to an over-allotment option granted by the Company to the underwriters, and 8,683,318 shares (the “Secondary Securities”) will be sold by the selling stockholders (the “Selling Stockholders”).

We, as your counsel, have examined such documents and such matters of fact and law that we have deemed necessary for the purpose of rendering the opinion expressed herein. Based on the foregoing, we advise you that, in our opinion:

i) when the Company files its Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware, a form of which has been filed as an exhibit to the Registration Statement, when the price at which the Primary Securities are to be sold has been approved by or on behalf of the Board of Directors of the Company and when the Primary Securities have been issued and delivered against payment therefor in accordance with the terms of the Underwriting Agreement referred to in the Prospectus which is a part of the Registration Statement, the Primary Securities will be validly issued, fully paid and non-assessable; and

ii) the Secondary Securities are validly issued, fully paid and non-assessable.

The foregoing opinion is limited to the General Corporation Law of the State of Delaware.

We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and further consent to the reference to our name under the caption “Legal Matters” in the Prospectus which is a part of the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Davis Polk & Wardwell LLP